Exhibit 99.1

MATRIX SERVICE COMPANY RECEIVES NASDAQ NOTICE ON LATE FILING OF ITS FORM 10-K
Notice has No Immediate Effect on the Listing or Trading of the Company's Shares

TULSA, Okla., September 30, 2022 – Matrix Service Company (Nasdaq: MTRX) announced today that, as expected, it has received a notice from Nasdaq on September 29, 2022, notifying the Company that it is not in compliance with the periodic filing requirements for continued listing set forth in in Nasdaq Listing Rule 5250(c)(1) because the Company's Annual Report on Form 10-K for the year ended June 30, 2022 (“Fiscal Year 2022 10-K) was not filed with the Securities and Exchange Commission by the required due date of September 28, 2022.
This Notice received from Nasdaq has no immediate effect on the listing or trading of the Company's shares. Nasdaq has provided the Company with 60 calendar days, until November 28, 2022, to submit a plan to regain compliance. If Nasdaq accepts the Company's plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for the filing of the Fiscal Year 2022 10-K as well as any subsequent periodic filings that may be due, or March 27, 2023, to regain compliance.
The Company expects and intends to submit to Nasdaq the compliance plan by November 28, 2022.
The Company continues to work diligently to complete its Fiscal Year 2022 10-K and continues to target filing the 10-K with the SEC in early October 2022, with subsequent periodic filings made on-time, after which the Company anticipates maintaining compliance with its SEC reporting obligations and Nasdaq listing requirements.
This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.
About Matrix Service Company
Matrix Service Company (Nasdaq: MTRX), through its subsidiaries, is a leading North American industrial engineering and construction contractor headquartered in Tulsa, Oklahoma with offices located throughout the United States and Canada, as well as Sydney, Australia and Seoul, South Korea.
The Company reports its financial results in three key operating segments: Utility and Power Infrastructure, Process and Industrial Facilities, and Storage and Terminal Solutions.
With a focus on sustainability, building strong Environment, Social and Governance (ESG) practices, and living our core values, Matrix ranks among the Top Contractors by Engineering-News Record, was recognized for its Board diversification by 2020 Women on Boards, is an active signatory to CEO Action for Diversity and Inclusion, and is consistently recognized as a Great Place to Work®. To learn more about Matrix Service Company, visit matrixservicecompany.com.

For more information about Matrix, please contact:

Kevin S. Cavanah
Matrix Service Company
Vice President and CFO
T: 918-838-8822
Email: ir@matrixservicecompany.com

Kellie Smythe
Matrix Service Company
Senior Director, Investor Relations
T: 918-359-8267
Email: ksmythe@matrixservicecompany.com
This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate,” “continues,” “expect,” “forecast,” “outlook,” “believe,” “estimate,” “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those factors discussed in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company's operations and its financial condition. We undertake no obligation to update information contained in this release.
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